Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Broadmark Funds. Such reference appears in the Broadmark Tactical Fund's Statement of Additional Information under the heading "Independent Registered Public Accounting Firm."

                   /s/ BBD, LLP
                    BBD, LLP

Philadelphia, Pennsylvania
August 26, 2013